Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-197069 on Form S-8 of our report dated April 21, 2015, relating to the consolidated financial statements of Leju Holdings Limited (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the basis of financial statement presentation), appearing in this Annual Report on Form 20-F of Leju Holdings Limited for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 21, 2015